Exhibit 21

WESTERN DIGITAL CORPORATION

SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Arkeia Software, Inc.	Delaware
Arkeia Software SARL	France
Digital Storage System S.A.	Argentina
Fabrik, LLC	Delaware
G-Tech, LLC	California
HGST Asia Pte. Ltd.	Singapore
HGST Europe, Ltd.	United Kingdom
HGST, Inc.	Delaware
HGST Japan, Ltd.	Japan
HGST Netherlands B.V.	The Netherlands
HGST Singapore Pte. Ltd.	Singapore
HICAP Properties Corp.	Philippines
HGSP (Shenzhen) Co., Ltd.	People’s Republic of China
HGST Consulting (Shanghai) Co., Ltd.	People’s Republic of China
HGST Malaysia Sdn. Bhd. (formerly Hitachi Global Storage Technologies Malaysia Sdn. Bhd.)	Malaysia
HGST Philippines Corp.	Philippines
HGST (Shenzhen) Co., Ltd.	People’s Republic of China
HGST (Thailand) Ltd.	Thailand
Keen Personal Media, Inc.	Delaware
Keen Personal Technologies, Inc.	Delaware
Pacifica Insurance Corporation	Hawaii
Read-Rite International	Cayman Islands
Read-Rite Philippines, Inc.	Philippines
RS Patent Holding Corporation	Delaware
Shenzhen Hailiang Storage Products Co., Ltd.	People’s Republic of China
SiliconSystems Inc.	California
Simple Tech, LLC	Delaware
Velobit, Inc.	Delaware
Viviti Technologies Pte. Ltd.	Singapore
WD Media, LLC (formerly Komag Incorporated)	Delaware
WD Media (Malaysia) Sdn.	Malaysia
WD Media (Singapore) Pte. Ltd.	Singapore
Western Digital Canada Corporation	Ontario, Canada
Western Digital Capital, Inc.	Delaware
Western Digital (Deutschland) GmbH	Germany
Western Digital Do Brasil Comércio E Distribuição De Produtos De Informática Ltda.	Brazil
Western Digital (France) S.A.R.L.	France
Western Digital (Fremont), LLC	Delaware
Western Digital Hong Kong Limited	Hong Kong
Western Digital Information Technology (Shanghai) Company Ltd.	People’s Republic of China
Western Digital International Ltd.	Cayman Islands
Western Digital Ireland, Ltd.	Cayman Islands
Western Digital (I.S.) Limited	Ireland
Western Digital Japan Ltd.	Japan
Western Digital Korea, Ltd.	Republic of Korea
Western Digital Latin America, Inc.	Delaware
Western Digital (Malaysia) Sdn. Bhd.	Malaysia
Western Digital Netherlands B.V.	The Netherlands
Western Digital (S.E. Asia) Pte. Ltd.	Singapore
Western Digital Storage Device (Thailand) Company Limited	Thailand
Western Digital Taiwan Co., Ltd.	Taiwan
Western Digital Technologies, Inc.	Delaware
Western Digital (Thailand) Company Limited	Thailand
Western Digital (U.K.) Limited	United Kingdom